UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 21, 2019
JPMorgan Chase & Co.
(Exact name of registrant as specified in its charter)

Delaware	1-5805	13-2624428
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. employer identification no.)

383 Madison Avenue New York, New York		10179
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code 212-270-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A. 2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	JPM	The New York Stock Exchange
Depositary Shares, each representing a one-four hundredth interest in a share of 5.45% Non-Cumulative Preferred Stock, Series P	JPM PR A	The New York Stock Exchange
Depositary Shares, each representing a one-four hundredth interest in a share of 6.30% Non-Cumulative Preferred Stock, Series W	JPM PR E	The New York Stock Exchange
Depositary Shares, each representing a one-four hundredth interest in a share of 6.125% Non-Cumulative Preferred Stock, Series Y	JPM PR F	The New York Stock Exchange
Depositary Shares, each representing a one-four hundredth interest in a share of 6.10% Non-Cumulative Preferred Stock, Series AA	JPM PR G	The New York Stock Exchange
Depositary Shares, each representing a one-four hundredth interest in a share of 6.15% Non-Cumulative Preferred Stock, Series BB	JPM PR H	The New York Stock Exchange
Depositary Shares, each representing a one-four hundredth interest in a share of 5.75% Non-Cumulative Preferred Stock, Series DD	JPM PR D	The New York Stock Exchange
Depositary Shares, each representing a one-four hundredth interest in a share of 6.00% Non-Cumulative Preferred Stock, Series EE	JPM PR C	The New York Stock Exchange
Alerian MLP Index ETNs due May 24, 2024	AMJ	NYSE Arca, Inc.
Guarantee of Callable Step-Up Fixed Rate Notes due April 26, 2028 of JPMorgan Chase Financial Company LLC	JPM/28	The New York Stock Exchange
Guarantee of Cushing 30 MLP Index ETNs due June 15, 2037 of JPMorgan Chase Financial Company LLC	PPLN	NYSE Arca, Inc.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(b) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

Mr. William Weldon, who served as a director of the Firm since 2005, retired from the Board and did not stand for re-election when his term expired on the eve of the 2019 annual meeting.
In connection with Mr. Weldon’s retirement, the Board appointed Mr. Stephen B. Burke as Chair of the Corporate Governance & Nominating Committee.  The Board also appointed Mr. Todd A. Combs to the Compensation & Management Development Committee and the Corporate Governance & Nominating Committee; Ms. Mellody Hobson stepped down from the Audit Committee and was appointed to the Risk Policy Committee succeeding Mr. Combs, who stepped down from the Risk Policy Committee.
Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)	Registrant held its Annual Meeting of Shareholders on Tuesday, May 21, 2019; 2,883,891,344 shares were represented in person or by proxy, or 88.79% of the total shares outstanding.

(b)	The results of shareholder voting on the proposals presented were as follows:

MANAGEMENT PROPOSALS:
Proposal 1- Shareholders elected the 11 director nominees named in the Proxy Statement. All director nominees received at least 81.2% of the votes cast.

Name	For	Against	Abstain	Broker Non-Votes
Linda B. Bammann	2,411,662,007	26,799,405	4,101,847	441,328,085
James A. Bell	2,407,951,847	29,832,779	4,778,633	441,328,085
Stephen B. Burke	1,978,471,501	459,357,720	4,734,038	441,328,085
Todd A. Combs	2,423,534,258	14,600,581	4,428,420	441,328,085
James S. Crown	2,384,395,592	53,538,282	4,629,385	441,328,085
James Dimon	2,311,930,266	117,038,612	13,594,381	441,328,085
Timothy P. Flynn	2,401,453,541	35,940,413	5,169,305	441,328,085
Mellody Hobson	2,387,476,520	50,909,482	4,177,257	441,328,085
Laban P. Jackson, Jr.	2,353,246,167	84,174,920	5,142,172	441,328,085
Michael A. Neal	2,395,633,947	42,326,869	4,602,443	441,328,085
Lee R. Raymond	2,281,650,807	153,726,154	7,186,298	441,328,085

Proposal 2 - Shareholders approved the Advisory Resolution to Approve Executive Compensation

For	Against	Abstain	Broker Non-Votes
1,748,045,588	681,877,585	12,640,086	441,328,085
71.56%	27.92%	0.52%

Proposal 3 - Shareholders ratified the appointment of PricewaterhouseCoopers LLP as Registrant's independent registered public accounting firm for 2019

For	Against	Abstain	Broker Non-Votes
2,774,908,388	102,692,280	6,290,676	0
96.22%	3.56%	0.22%

SHAREHOLDER PROPOSALS:

Proposal 4 - Shareholders did not approve the proposal on Gender Pay Equity Report

For	Against	Abstain	Broker Non-Votes
720,298,920	1,600,029,663	122,234,676	441,328,085
29.49%	65.51%	5.00%

Proposal 5 - Shareholders did not approve the proposal on Enhancing Shareholder Proxy Access

For	Against	Abstain	Broker Non-Votes
688,201,624	1,739,240,510	15,121,125	441,328,085
28.17%	71.21%	0.62%

Proposal 6 - Shareholders did not approve the proposal on Cumulative Voting

For	Against	Abstain	Broker Non-Votes
244,105,185	2,173,709,024	24,749,050	441,328,085
10.00%	88.99%	1.01%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO.
By:	/s/ David KF Gillis
Name: Title:	David KF Gillis Managing Director

Date: May 24, 2019